UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2015

LA QUINTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2015, La Quinta Holdings Inc. (“La Quinta” or the “Company”) announced that the Board of Directors of the Company (the “Board”) and Wayne Goldberg had mutually agreed that Mr. Goldberg would step down from his position as Chief Executive Officer of the Company and from any office at any affiliated entity of La Quinta and resign as a member of the Board effective September 15, 2015. The Board selected Keith A. Cline, the Company’s Executive Vice President and Chief Financial Officer, to serve as interim Chief Executive Officer, effective September 15, 2015. Mr. Cline is expected to serve until the Company completes a search and appoints a new Chief Executive Officer. The Board also selected Mr. Cline to serve as a director of the Company, effective September 15, 2015.

Departure of Chief Executive Officer

In connection with Mr. Goldberg’s departure, the Company entered into a Separation and Release Agreement, dated effective as of September 15, 2015 (the “Separation Agreement”), with Mr. Goldberg. Pursuant to the Separation Agreement, subject to non-revocation of a general release and waiver of claims in favor of the Company, Mr. Goldberg will be entitled to the following:

•	a lump sum cash severance payment equal to three times Mr. Goldberg’s base salary and bonus, as set forth in his employment agreement with the Company treating Mr. Goldberg’s departure as a termination by the Company without “Cause” or by Mr. Goldberg for “Good Reason,” for a total of $7,560,000;

•	medical, dental, life and disability insurance benefits on the same terms and conditions applicable to active executive officers of the Company for twelve months following the date of Mr. Goldberg’s departure; and

•	treatment, for purposes of Mr. Goldberg’s participation in the Company’s 2014 Omnibus Incentive Plan (the “Plan”), of Mr. Goldberg’s departure as a termination by the Company without “Cause” or by Mr. Goldberg for “Good Reason,” which will result in the acceleration of vesting of 199,555.33 shares of the Company’s common stock in respect of outstanding restricted stock awards and 60,566 shares of the Company’s common stock in respect of outstanding performance share unit awards.

The Separation Agreement also contains restrictive covenants, including a non-competition covenant through January 15, 2016, a non-solicitation covenant with a one-year duration, and a non-disparagement covenant. In addition, the Separation Agreement contains certain rights of indemnification. The foregoing summary description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 hereto.

The Company expects to incur a charge of approximately $11 million related to Mr. Goldberg’s departure.

Appointment of Interim Chief Executive Officer

As described above, on September 14, 2015, the Board selected Mr. Cline to serve as the Company’s interim Chief Executive Officer and a director of the Company, effective on the date of Mr. Goldberg’s departure, which was September 15, 2015. Mr. Cline, age 45, has served as the Company’s Executive Vice President and Chief Financial Officer since January 2013. From 2011 to 2013, prior to joining the Company, Mr. Cline was Chief Administrative Officer and Chief Financial Officer at Charming Charlie, Inc. and, from 2006 to 2011, Mr. Cline was Senior Vice President of Finance at Express, Inc. Mr. Cline began his career at Arthur Andersen & Company and held financial leadership roles at The J.M. Smucker Company, FedEx Custom Critical and Limited Brands. Mr. Cline is a summa cum laude graduate of the University of Akron with a B.S. in Accounting and a M.B.A. in Finance.

Item 8.01	Other Events.

On September 17, 2015, the Company announced that its Board of Directors has authorized a program to repurchase an aggregate of up to $100 million of the Company’s common stock, effective immediately. The repurchase program represents the acceleration of a portion of the $200 million repurchase program that the Company had previously announced the Board of Directors had authorized to commence once the Company’s net debt to Pro Forma Adjusted EBITDA ratio falls below 4.0 times.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding our transition to new leadership of the Company, our expectations regarding the authorized share repurchase program, performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Separation and Release Agreement, dated effective as of September 15, 2015, between La Quinta Holdings Inc. and Wayne Goldberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.
(Registrant)

By:	/s/ Mark M. Chloupek
Name: Mark M. Chloupek
Title: Executive Vice President and General Counsel

Date: September 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and Release Agreement, dated effective as of September 15, 2015, between La Quinta Holdings Inc. and Wayne Goldberg